UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On March 27, 2015, DaVita HealthCare Partners Inc. (the “Company”), announced that Garry E. Menzel, will step down from his position as Chief Financial Officer of the Company as of March 30, 2015. Mr. Menzel will stay with the Company in a transitional role until a date to be mutually determined in the near future.

(c)	On March 30, 2015, James K. Hilger, age 53, will assume the position of Interim Chief Financial Officer of the Company as successor to Mr. Menzel, in addition to continuing in his current role as Chief Accounting Officer of the Company. Mr. Hilger became our Chief Accounting Officer in April 2010, after having served as our Vice President and Controller since May 2006. Prior to that, he served as our Vice President, Finance beginning in September 2005. Mr. Hilger was our acting Chief Financial Officer from November 2007 through February 2008, and served as our Interim Chief financial officer from April 2012 until November 2013.

Mr. Hilger’s base salary will continue at $350,000, which has been in effect since April, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of DaVita HealthCare Partners Inc. dated March 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: March 27, 2015	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DaVita HealthCare Partners Inc. dated March 27, 2015